UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2008 (April 15, 2008)
LL&E Royalty Trust
(Exact name of registrant as specified in its charter)

Texas	1-8518	76-6007940
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

The Bank of New York Trust Company,
N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 1-800-852-1422
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.
     As disclosed by LL&E Royalty Trust (the “Trust”) in its press release issued April 16, 2008 and its Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission on April 1, 2008, the Trust was not able to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) in a timely manner.
     On April 15, 2008, The Bank of New York Trust Company, N.A., the Trustee of the Trust, informed the New York Stock Exchange, Inc. (the “NYSE”) that the Trust would be unable to file its 2007 Form 10-K timely pursuant to Section 203.01 (Reporting Financial Information to Shareholders) of the NYSE’s Listed Company Manual and, as a result, would be subject to the procedures under Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE’s Listed Company Manual. On April 16, 2008 the Trust received a letter from the NYSE regarding these procedures. The Trustee is continuing work to complete the information in the Form 10-K. The Trust will file its 2007 Form 10-K as soon as the work has been completed and the audit of the Trust’s financial statements for the year ended December 31, 2007 is finished.
     Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 99.1	LL&E Royalty Trust Press Release dated April 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LL&E Royalty Trust

By:	THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

Date: April 16, 2008

By:	/s/ Mike Ulrich

Mike Ulrich
Vice President

EXHIBIT INDEX

Exhibit	Description

99.1	LL&E Royalty Trust Press Release dated April 16, 2008.